UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): January 1, 2023
______________

INTERDIGITAL, INC.
(Exact name of Registrant as Specified in Charter)

Pennsylvania	1-33579	82-4936666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Bellevue Parkway, Suite 300
Wilmington, DE 19809-3727
(Address of principal executive offices, Zip code)

302-281-3600
Registrant's telephone number, including area code

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IDCC	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On January 1, 2023, InterDigital, Inc. (the “Company”) and Samsung Electronics Co. Ltd. (“Samsung”) agreed to have a panel of arbitrators establish the royalties to be paid by Samsung for a worldwide license to certain of the Company’s patents from and after January 1, 2023, as well as any other terms to a patent license agreement on which the parties are unable to agree.  The determination by the panel will be in the form of a patent license agreement and will be final, binding and non-appealable, subject to certain limited exceptions. The parties have agreed to conduct the arbitration in a diligent manner. The Company expects the arbitration to conclude within approximately 18 months.

Each of the parties has also agreed not to initiate certain claims against the other party during the arbitration. Any licenses under our joint licensing program with Sony relating to digital televisions and standalone computer display monitors will not be included in the scope of the arbitration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

Date: January 3, 2023	By:	/s/ Joshua D. Schmidt
Joshua D. Schmidt
Chief Legal Officer and Corporate Secretary